Exhibit 10.16.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of December 19, 2014

Between

QUICKEN LOANS INC., as Seller,

and

JPMORGAN CHASE BANK, N.A., as a Buyer and as Administrative Agent for the Buyers,

and

the other Buyers from time to time party hereto

1.                                      This Amendment.

The Parties agree hereby to amend (for the second time) the Master Repurchase Agreement dated May 2, 2013 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated May 1, 2014 (the “Amended MRA”) and as amended hereby and as it may be supplemented, further amended or restated from time to time, the “MRA”) to (i) increase the committed facility amount to the amount specified in the Second Amendment to Side Letter of even date herewith among the parties (the “Second Amendment to Side Letter”) and designate it and henceforth refer to it as the “Committed Facility Amount”, (ii) provide for an additional, uncommitted facility amount (the “Uncommitted Facility Amount”) in the amount specified in the Second Amendment to Side Letter (and provide that Pooled Loans are ineligible for purchase with funds from the Uncommitted Facility Amount), (iii) redefine the term “Facility Amount” to henceforth mean the sum of the Committed Facility Amount and the Uncommitted Facility Amount and (iv) change the sublimit for Jumbo Loans, and they hereby amend the Amended MRA as follows.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment (this “Amendment”) have the same meanings here as there. The Sections of this Amendment are numbered to correspond with the numbers of the Sections of the Original MRA amended hereby and are therefore nonsequential.

1.                                      Applicability

The penultimate sentence of Section 1 of the Amended MRA is amended to read as follows:

This Agreement is a commitment by Buyers, subject to its terms and conditions, to engage in the Transactions as set forth herein on or before the Termination Date up to the Committed Facility Amount and the agreement by Buyers, subject to its terms and conditions, to consider engaging, on an uncommitted and wholly discretionary basis, in additional Transactions, from time to time on or before the Termination Date and when the Committed Facility Amount is fully funded and outstanding, up to the Uncommitted Facility Amount. Seller hereby acknowledges that Buyers (and Administrative Agent) are under no obligation to enter into any Transaction with respect to the Uncommitted Amount.

2.                                      Definitions; Interpretation

A.   Clause (xviii) of the definition of “Eligible Mortgage Loan” in Section 2(a) of the Amended MRA is amended to read as follows:

(xviii)  if a Jumbo Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Jumbo Loans that are then subject to Transactions, is less than or equal to [***];

B.   The period at the end of clause (xxiii) of the definition of “Eligible Mortgage Loan” in Section 2(a) of the Amended MRA is hereby replaced with “; and”, and the following new clause (xxiv) is inserted immediately following clause (xxiii):

(xxiv)  if a Pooled Loan, its purchase is to be funded from the Committed Facility Amount (Pooled Loans are not eligible for purchase with funds from the Uncommitted Facility Amount).

B.   The following additional definitions are added to Section 2(a) of the Amended MRA, in alphabetical order:

“Committed Facility Amount” is defined in the Side Letter.

“Facility Amount” means the sum of the Committed Facility Amount and the Uncommitted Facility Amount and is the amount specified in the Side Letter.

“First Amendment to MRA” means the First Amendment to Master Repurchase Agreement dated May 1, 2014 among the Parties, amending this Agreement for the first time.

“Second Amendment to MRA” means the Second Amendment to Master Repurchase Agreement dated December 19, 2014 among the Parties, amending this Agreement for the second time.

“Second Amendment to Side Letter” means the Second Amendment to Side Letter dated December 19, 2014 among the parties.

“Uncommitted Facility Amount” is defined in the Side Letter.

3.                                      Initiation; Confirmation; Termination

A.                                   Section 3(a) (Initiation) of the Amended MRA is amended to read as follows:

2

(a)                            Committed and Uncommitted Facilities; Initiation. The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement to the contrary, the facility provided under this Agreement is (i) a committed facility with respect to the Committed Amount and (ii) an uncommitted facility with respect to the Uncommitted Amount, and Buyers (and Administrative Agent) shall have no obligation to enter into any Transactions with respect to the Uncommitted Amount. Buyers shall with respect to the Committed Amount, and may in their sole discretion with respect to the Uncommitted Amount, from time to time as requested by Seller, enter into Transactions, so long as the Aggregate Purchase Price for all Purchased Mortgage Loans acquired by Buyers does not exceed the Facility Amount. All purchases of Eligible Mortgage Loans made when less than the full Committed Amount is outstanding shall be deemed committed purchases funded from the Committed Amount, and all purchases, if any, of Eligible Mortgage Loans made when the full Committed Amount is outstanding shall be deemed uncommitted purchases funded from the Uncommitted Amount. Any agreement to enter into a Transaction shall be made in writing or electronically at the initiation of Seller through the MWF Web before the Termination Date. If Seller desires to enter into a Transaction, Seller shall deliver to Administrative Agent no earlier than three (3) Business Days before, and no later than 3:30 p.m., Houston, Texas time, on, the proposed Purchase Date, a request for Administrative Agent (as agent and representative of Buyers) to purchase an amount of Eligible Mortgage Loans on such Purchase Date. All such purchases shall be on a servicing released basis and shall include the Servicing Rights with respect to such Eligible Mortgage Loan. Such request shall state the Purchase Price and shall include the Confirmation related to the proposed Transaction.

B.                                         The first sentence of Section 3(b) (Purchase) is amended to read as follows:

Subject to the terms of the Side Letter and satisfaction of the conditions precedent set forth in this Section 3 and in Section 7, on the requested Purchase Date for each Transaction (or, if requested by Seller, on the Business Day immediately before such requested Purchase Date), Administrative Agent shall, in the case of a Transaction with respect to the Committed Amount, and may in its sole discretion in the case of a Transaction with respect to the Uncommitted Amount, transfer to Seller — for a newly Originated Eligible Mortgage Loan, by transferring funds to the designated Settlement Agent, and for other Eligible Mortgage Loans, by transferring funds to the prior lender or repurchase agreement counterparty, or to Seller, as applicable — an amount of Buyers’ funds equal to the Purchase Price for purchase of each Eligible Mortgage Loan that is the subject of such Transaction on that Purchase Date, less any amounts to be netted against such Purchase Price in accordance with the Transaction terms and this Agreement.

C.                                         Section 3(f)(i) (Cash Repurchase) is amended by adding the following new final sentence:

3

Notwithstanding any other provision of this Agreement to the contrary and irrespective of which specific Purchased Mortgage Loans are repurchased thereby, solely for purposes of calculating accrued Price Differential and Non- Usage Fee, all payments of cash Repurchase Prices received by Administrative Agent shall be deemed applied to outstanding Transactions, if any, theretofore funded from the Uncommitted Amount until an amount equal to the sum of the Repurchase Prices for all outstanding Transactions funded from the Uncommitted Amount has been paid (for Buyers’ accounts) to Administrative Agent, and the remaining cash Repurchase Price payments, if any, shall be deemed applied to outstanding Transactions funded from the Committed Amount.

7.                                      Conditions Precedent

Section 7(b) (Conditions Precedent to Each Transaction) is amended by adding the following new Section 7(b)(xviii) after Section 7(b)(xvii):

(xviii) if such Transaction is to be funded (in whole or in part) from the Uncommitted Amount, Buyers must have elected to fund it and the full Committed Amount must be funded and outstanding before any of the Uncommitted Amount is funded.

(The remainder of this page is intentionally blank; counterpart signature pages follow)

As amended hereby, the Original MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Aryn K. De Lisi
	Name:	Aryn K. De Lisi
	Title:	Underwriter and Senior Vice President

QUICKEN LOANS INC.

By:
William Emerson
Chief Executive Officer

As amended hereby, the Original MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:
Aryn K. De Lisi
Underwriter and Senior Vice President

QUICKEN LOANS INC.

By:	/s/ William Emerson
	Name:	William Emerson
	Title:	Chief Executive Officer